    As filed with the Securities and Exchange Commission on September 7, 2001
                                                      Registration No. 333-39927
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 POST EFFECTIVE
                               AMENDMENT NO. 1 TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                             STEINER LEISURE LIMITED
             (Exact Name of Registrant as Specified in Its Charter)

                                  -------------

                           COMMONWEALTH OF THE BAHAMAS
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

                                   98-0164731
                      (I.R.S. Employer Identification No.)


SUITE 104A, SAFFREY SQUARE
NASSAU, THE BAHAMAS                                               NOT APPLICABLE
(Address of Principal Executive Offices)                            (Zip Code)


                  STEINER LEISURE LIMITED AMENDED AND RESTATED
                      1996 SHARE OPTION AND INCENTIVE PLAN
                            (Full Title of the Plan)

                                  -------------

                               LEONARD I. FLUXMAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             STEINER LEISURE LIMITED
                      C/O STEINER MANAGEMENT SERVICES, LLC
                       770 SOUTH DIXIE HIGHWAY, SUITE 200
                           CORAL GABLES, FLORIDA 33146
                     (Name and Address of Agent For Service)

                                 (305) 358-9002
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                              ROBERT C. BOEHM, ESQ.
                       AKERMAN, SENTERFITT & EIDSON, P.A.
                        ONE S.E. THIRD AVENUE, 28TH FLOOR
                              MIAMI, FLORIDA 33131
                                 (305) 374-5600

                                  -------------

                                          CALCULATION OF REGISTRATION FEE

-------------------------- --------------------- ----------------- --------------------- ---------------------
                                                 PROPOSED          PROPOSED
                                                 MAXIMUM           MAXIMUM
TITLE OF SECURITIES        AMOUNT TO BE          OFFERING PRICE    AGGREGATE             AMOUNT OF
TO BE REGISTERED           REGISTERED            PER SHARE         OFFERING PRICE        REGISTRATION FEE
-------------------------- --------------------- ----------------- --------------------- ---------------------
Common Shares              3,417,500 shares (1)        (2)         $71,740,990.08 (2)    $17,935.25 (3)
-------------------------- --------------------- ----------------- --------------------- ---------------------

-----------
(1) The Registrant previously registered 1,582,500 shares (which number includes 527,500 shares issued in respect of 1,055,000 shares originally registered as a result of a three-for-two share split effected as a share dividend) which may be issued pursuant to its Amended and Restated 1996 Share Option and Incentive Plan on November 12, 1997 by filing a Registration Statement on Form S-8 (File No. 333-39927). This filing is solely to register 3,417,500 additional shares which may be issued pursuant to the Amended and Restated 1996 Share Option and Incentive Plan.

(2) Estimated solely for the purposes of calculating the registration fee. In accordance with Rules 475(c) and (h), the price shown is based upon
         (i) 2,476,151 shares offered pursuant to options outstanding exercisable at the following prices: 422,362 shares at $26.275, 106,000 shares at $20.225 per share, 9,190 shares at $21.150 per share, 892,158 shares at $13.687 per share, 5,570 shares at $14.000 per share, 25,000 shares at $17.594 per share, 7,074 shares at $20.500 per share, 19,825 shares at $17.907 per share, 16,490 shares at $20.922 per share, 65,000 shares at $17.063 per share, 85,307 shares at $16.344 per share, 586,734 shares at $15.844 per share, 30,000 shares at $26.469 per share, and 205,441 shares at $30.563 per share; and (ii) 941,349 shares reserved for issuance upon exercise of options to be granted in the future, the proposed offering price of which has been determined based upon the average of the high and low prices reported for the Common Shares on the Nasdaq National Market on September 6, 2001, $27.47.

(3) The Registrant previously paid $5,925 on November 12, 1997 in connection with the filing by the Registrant of a Registration Statement on Form S-8 (File No. 333-39927) to register 1,582,500 shares (which number includes 527,500 shares issued in respect of 1,055,000 shares originally registered as a result of a three-for-two share split effected as a share dividend) of the Registrant's common stock. The registration fee is for the 3,417,500 additional shares being registered herewith.

--------------------------------------------------------------------------------

                      REGISTRATION OF ADDITIONAL SECURITIES

         This Amendment No. 1 to Registration Statement on Form S-8 is being filed by Steiner Leisure Limited (the "Company"), pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, in connection with the registration of an additional 3,417,500 shares of the Company's common shares, par value $.01 per share (the "Common Shares"), issuable pursuant to the Company's Amended and Restated 1996 Share Option and Incentive Plan (the "Plan"). A total of 1,582,500 Common Shares issuable under the Plan have been previously registered pursuant to the Company's Registration Statement on Form S-8 (File No. 333-39927) filed with the Securities and Exchange Commission on November 12, 1997 (which number includes 527,500 shares issued in respect of 1,055,000 shares originally registered as a result of a three-for-two share split effected as a share dividend) and the contents contained therein is hereby incorporated herein by reference.

ITEM 8. EXHIBITS

  EXHIBIT
  NUMBER           DESCRIPTION
  -------          -----------

  4.1 Amended and Restated Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
                   1999).

  4.2 Amended and Restated Articles of Association of the Company (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31,
                   1998).

  4.3 Steiner Leisure Limited Amended and Restated 1996 Share Option and Incentive Plan (incorporated by reference to Exhibit 10.6 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)

  5.1* Opinion of Harry B. Sands, Lobosky and Company regarding the legality of the Common Shares being registered.

  23.1* Consent of Harry B. Sands, Lobosky and Company (included in opinion filed as Exhibit 5.1)

  23.2*            Consent of Arthur Andersen LLP.

--------------------------

*  Filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to the believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-39927) to be signed on its behalf by the undersigned thereunto duly authorized, in Coral Gables, Florida on this 5th day of September, 2001.

                                           Steiner Leisure Limited


                                           By:  /s/ Leonard I. Fluxman
                                           -------------------------------------
                                           Leonard I. Fluxman
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-39927) has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                          TITLE                                                      DATE
---------                          -----                                                      ----
            *                      Chairman                                                   September 5, 2001
--------------------------
Clive E. Warshaw


/s/ Leonard I. Fluxman             President, Chief Executive Officer and Director            September 5, 2001
----------------------             (Principal Executive Officer)
Leonard I. Fluxman


/s/ Carl S. St. Philip, Jr.        Vice President-Chief Financial Officer and Secretary       September 5, 2001
---------------------------        (Principal Financial Officer and Principal Accounting
Carl S. St. Philip, Jr.            Officer)



            *                      Executive Vice President and Director                      September 5, 2001
---------------------------
Michele Steiner Warshaw


            *                      Director                                                   September 5, 2001
--------------------------
Charles D. Finkelstein


            *                      Director                                                   September 5, 2001
--------------------------
Jonathan D. Mariner


            *                      Director                                                   September 5, 2001
--------------------------
Steven J. Preston


         *        By Power of Attorney

                                  EXHIBIT INDEX

  EXHIBIT
  NUMBER           DESCRIPTION
  -------          -----------

  4.1 Amended and Restated Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
                   1999).

  4.2 Amended and Restated Articles of Association of the Company (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31,
                   1998).

  4.3 Steiner Leisure Limited Amended and Restated 1996 Share Option and Incentive Plan (incorporated by reference to Exhibit 10.6 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)

  5.1* Opinion of Harry B. Sands, Lobosky and Company regarding the legality of the Common Shares being registered.

  23.1* Consent of Harry B. Sands, Lobosky and Company (included in opinion filed as Exhibit 5.1)

  23.2*            Consent of Arthur Andersen LLP.

--------------------------
  *  Filed herewith